AMENDED SCHEDULE A

with respect to

VOYA PARTNERS, INC.

FOURTH AMENDED AND RESTATED DISTRIBUTION PLAN

PURSUANT TO RULE 12B-1

CLASS T SHARES

Portfolios

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution Income Portfolio

Last Approved: November 21, 2019

Last Amended: November 19, 2020 to reflect the deletion of Voya Solution 2020 Portfolio.